EXHIBIT 21


                 SUBSIDIARIES OF REGISTRANTS



IDACORP, Inc:

1.   Idaho Power Company, an Idaho Corporation

2.   Ida-West Energy Company, an Idaho Corporation

3.   IDACORP Services Company, a Nevada Corporation, doing

     business as Idaho Power Services Company and IDACORP

     Solutions

4.   Allied Utility Network, LLC., a Delaware Limited

     Liability Company*

5.   IDACORP Energy Services Company, a Nevada Corporation

6.   IDACORP Energy L.P., A Delaware Limited Partnership

7.   IDACORP Technologies, Inc., an Idaho Corporation

8.   IDATECH, LLC, an Oregon Limited Liability Company

9.   Idaho Solar Power, LLC., a Washington Limited Liability

     Company

10.  IDACORP Financial Services, Inc., an Idaho Corporation

11.  IDACOMM, Inc., an Idaho Corporation

12.  Velocitus, Inc., an Idaho Corporation



Idaho Power Company


1.   Idaho Energy Resources Company, a Wyoming Corporation

2.   Pathnet/Idaho Power Equipment, LLC., a Delaware Limited

     Liability Company


*Note:  On October 31, 2001 this subsidiary was sold.